UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A
Amendment No. 1

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2009

Haights Cross Communications, Inc.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-109381	13-4087398
(Commission File Number)	(I.R.S. Employer Identification No.)

10 New King Street, White Plains, New York	10604
(Address of Principal Executive Offices)	(Zip Code)

(914) 289-9400

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A (the “Form 8-K/A”) is filed as an amendment to the Current Report on Form 8-K filed by Haights Cross Communications, Inc. on July 23, 2009 (the “Original 8-K”). The purpose of this amendment is to correct Exhibit 99.1 to the Original 8-K.  Except for the revised Exhibit 99.1 filed with this Form 8-K/A, there are no other changes to the Original 8-K.

Item 8.01

On July 23, 2009, Haights Cross Communications, Inc. (the “Company”) issued a press release announcing that unless the Company is able to timely complete its previously announced private exchange offer and consent solicitation to qualified investors to exchange 12 ½% Senior Discount Notes Due 2011 (the “Senior Discount Notes”) for shares of common stock of the Company, the Company anticipates taking advantage of the applicable 30-day grace period for making the semi-annual interest payment of approximately $8.4 million due August 3, 2009 on its Senior Discount Notes.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The press release contains forward-looking statements and includes cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 27, 2009	HAIGHTS CROSS COMMUNICATIONS, INC.

By:	/s/ Mark Kurtz
Name: Mark Kurtz Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release